Exhibit 2.1

Execution Version

AMENDMENT NO. 1 TO THE BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) is dated as of August 11, 2023, to the Business Combination Agreement, dated as of February 23, 2023 (the “Business Combination Agreement”), by and among Oxus Acquisition Corp., an exempted company limited by shares incorporated under the Laws of the Cayman Islands (“SPAC”), 1000397116 Ontario Inc., a corporation incorporated under the Laws of the Province of Ontario, Canada (“Newco”), and Borealis Foods Inc., a corporation incorporated under the Laws of Canada (the “Company”). Each of SPAC, Newco and the Company shall individually be referred to herein as a “Party” and, collectively, the “Parties”. Capitalized terms used but not otherwise defined in this Amendment shall have the meaning given to such terms in the Business Combination Agreement.

WHEREAS, Section 9.04 of the Business Combination Agreement and Section 4.1 of the Plan of Arrangement allow the Parties to amend the Business Combination Agreement and the Plan of Arrangement at any time and from time to time prior to the Company Amalgamation Effective Time in accordance with the terms and conditions set forth therein;

WHEREAS, the Plan of Arrangement is attached as Exhibit “B” to the Business Combination Agreement;

WHEREAS, the form of New SPAC Bylaws is attached as Exhibit “G” to the Business Combination Agreement; and

WHEREAS, the Parties wish to amend the Business Combination Agreement, the Plan of Arrangement and the form of New SPAC Bylaws as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

AMENDMENT TO THE BUSINESS COMBINATION AGREEMENT

1.	Amend and Restate Section 3.01. Section 3.01 of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

“SPAC Class B Share Conversion. At the Company Amalgamation Effective Time, each share of SPAC Class B Shares issued and outstanding immediately prior to the Continuance Effective Time, if any, shall automatically be converted into and exchanged for a number of validly issued, fully paid and nonassessable New SPAC Shares equal to the Class B Share Conversion Ratio.”

2.	Amend and Restate Section 7.18(a). Section 7.18(a) of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

“(a) Prior to the Company Amalgamation Effective Time, SPAC shall adopt, subject to approval of the shareholders of SPAC: (i) an equity incentive plan for employees, consultants, independent contractors and directors of New SPAC and its Subsidiaries (the “New SPAC Equity Plan”) in form and substance to be mutually agreed to by the Company and SPAC prior to the filing of the Registration Statement, which shall provide for awards for a number of New SPAC Shares equal to five percent (5%) of the number of New SPAC Shares issued and outstanding as of immediately following the Company Amalgamation Effective Time.”

3.	Plan of Arrangement. The Plan of Arrangement attached as Exhibit “B” to the Business Combination Agreement is hereby deleted and replaced in its entirety with the Plan of Arrangement attached hereto as Schedule “A”.

4.	Form of New SPAC Bylaws. The form of New SPAC Bylaws attached as Exhibit “G” to the Business Combination Agreement is hereby deleted and replaced in its entirety with the form of New SPAC Bylaws attached hereto as Schedule “B”.

ARTICLE II

MISCELLANEOUS

5.	Effect of Amendment. Except as set forth in this Amendment, the Parties acknowledge and confirm that the Business Combination Agreement shall remain in full force and effect, unamended, and, upon the execution of this Amendment, the Business Combination Agreement and this Amendment shall be deemed to constitute the Business Combination Agreement.

6.	Governing Law. This Amendment shall be binding upon and enure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

7.	Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

8.	Counterparts. This Amendment may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF the Parties have executed this Amendment as of the date first above written.

OXUS ACQUISITION CORP.

By:	/s/ Kanat Mynzhanov
	Name:	Kanat Mynzhanov
	Title:	Chief Executive Officer

1000397116 ONTARIO INC.

By:	/s/ Kanat Mynzhanov
	Name:	Kanat Mynzhanov
	Title:	Director

BOREALIS FOODS INC.

By:	/s/ Reza Soltanzadeh
	Name:	Reza Soltanzadeh
	Title:	President

[Signature Page to Amendment No. 1]

Schedule “A”

EXHIBIT B TO THE BUSINESS COMBINATION AGREEMENT

PLAN OF ARRANGEMENT

(See attached.)

EXHIBIT B
PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT
UNDER SECTION 192 OF THE
CANADA BUSINESS CORPORATIONS ACT AND

SECTION 182 OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

Article 1
INTERPRETATION

Section 1.1 Definitions

Unless indicated otherwise, any capitalized term used herein but not defined shall have the meaning ascribed thereto in the Business Combination Agreement and the following terms shall have the respective meanings set out below (and grammatical variations of such terms shall have corresponding meanings):

“Affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, Controls, is controlled by, or is under common control with, such specified person.

“Aggregate Transaction Consideration” means a number of New SPAC Shares equal to the quotient of (a) the Company Value divided by (b) Ten United States dollars (USD$10.00).

“Amalco” means the corporation to be formed on the Company Amalgamation.

“Arrangement” means an arrangement of the Company (i) in respect of the steps described in Section 2.3(a) and (b), under Section 192 of the CBCA, and (ii) in respect of the steps described in Section 2.3(c) through (e), under Section 182 of the OBCA, in each case on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations hereto made in accordance with the terms of the Business Combination Agreement or Section 4.1 or made at the direction of the Court in the Final Order with the prior written consent of the Parties, acting reasonably.

“Arrangement Effective Date” means the date shown on each of the CBCA Certificate of Arrangement and the OBCA Certificate of Arrangement giving effect to the Arrangement.

“Arrangement Effective Time” means 5:01 p.m. (Toronto time) on the Arrangement Effective Date, or such other time as the Parties agree to in writing before the Arrangement Effective Date.

“Belphar Note Purchase Agreement” means the note purchase agreement dated February 8, 2023 between the Company and Belphar Ltd. providing for the issuance by the Company of convertible promissory notes in the aggregate amount of USD$20,000,000, as amended, restated, supplemented or otherwise modified from time to time.

“Business Combination Agreement” means the business combination agreement made as of February 23, 2023 by and between SPAC, Newco and the Company (including the Exhibits thereto) as it may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York, Toronto, Ontario or the Cayman Islands.

“CBCA” means the Canada Business Corporations Act.

“CBCA Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement required to be filed with the Director pursuant to Section 192(6) of the CBCA after the Final Order is made, which shall include this Plan of Arrangement and otherwise be in form and substance satisfactory to the Parties, acting reasonably.

“CBCA Certificate of Arrangement” means the certificate of arrangement to be issued by the Director pursuant to Subsection 192(7) of the CBCA in respect of the CBCA Articles of Arrangement.

“Code” has the meaning ascribed to such term in Section 3.4.

“Company” means Borealis Foods Inc., a corporation incorporated under the CBCA.

“Company Amalgamation” means the amalgamation of Newco and the Company, as described in Section 2.3(c).

“Company Amalgamation Effective Time” means the time at which the step described in Section 2.3(c) becomes effective hereunder.

“Company Arrangement Resolution” means the special resolution of the Company Shareholders approving this Plan of Arrangement to be considered and, if thought fit, passed by the requisite majority of the Company Shareholders, either at the Company Shareholders Meeting or unanimously in writing, in accordance with applicable Law and the terms of the Interim Order.

“Company Convertible Instruments” means the convertible financing instruments of the Company, including the Sponsor Convertible Notes, that are being converted into Company Shares immediately prior to the Company Amalgamation under this Plan of Arrangement as set forth in Section 1.01 of the Company Disclosure Schedule.

“Company Fully-Diluted Number” means, without duplication, the aggregate number of Company Shares issued and outstanding immediately prior to the Company Amalgamation Effective Time, which, for greater certainty, will include the Company Shares issued pursuant to Section 2.3(a) and Section 2.3(b).

“Company Incentive Plan” means the Employee Stock Option Plan of the Company, dated January 6, 2022.

“Company Optionholder” means a holder of Company Options.

“Company Options” means the options granted by the Company to certain employees, personnel or service providers to purchase Company Shares, whether or not exercisable and whether or not vested, immediately prior to the Closing under the Company Incentive Plan.

“Company Securityholders” means, collectively, the Company Shareholders, the Company Optionholders and the holders of Company Convertible Instruments.

“Company Shareholders” means, collectively, the holders of the Company Shares.

“Company Shareholders Meeting” means the meeting of the Company Shareholders, including any adjournment or postponement thereof in accordance with the terms of the Business Combination Agreement, that is to be convened as provided by the Interim Order and applicable Law to consider, and if deemed advisable, to approve the Company Arrangement Resolution.

“Company Shares” means, collectively, all of the issued and outstanding Class A, Class B, Class C and Class D common shares of the Company.

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Conversion Agreements” means, as applicable, all agreements, if any, executed and delivered by the Company, SPAC and certain holders of Company Convertible Instruments prior to Closing, pursuant to which the applicable parties thereto have agreed, among other things, that all or a portion of the outstanding principal and accrued interest under such Company Convertible Instruments shall, on the terms and subject to the conditions of the Business Combination Agreement, this Plan of Arrangement and the applicable Conversion Agreement (including, for the avoidance of doubt, the Sponsor Support Agreement), convert, in whole or in part, into Company Shares, immediately prior to the Company Amalgamation under this Plan of Arrangement.

“Court” means the Ontario Superior Court of Justice (Commercial List), or other court as applicable.

“Director” means the Director appointed pursuant to Section 260 of the CBCA or Section 278 of the OBCA, as the context requires.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Agent” means the bank or trust company appointed by New SPAC in accordance with the terms of Section 3.03(a) of the Business Combination Agreement.

“Exchange Fund” has the meaning ascribed to such term in Section 3.1(1).

“Final Order” means the final order of the Court pursuant to Subsection 192(4) of the CBCA and Subsection 182(5) of the OBCA in a form acceptable to the Parties, each acting reasonably, approving the Arrangement, as such order may be amended, modified, supplemented or varied by the Court (with the consent of the Parties, each acting reasonably) at any time prior to the Arrangement Effective Date or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or as amended (provided that any such amendment is acceptable to the Parties, each acting reasonably) on appeal.

“Governmental Authority” means: (a) any court, tribunal, judicial body or arbitral body or arbitrator; (b) any domestic or foreign government or supranational body or authority whether multinational, national, federal, provincial, territorial, state, municipal or local and any governmental agency, governmental authority, governmental body, governmental bureau, governmental department, governmental tribunal or governmental commission of any kind whatsoever; (c) any subdivision or authority of any of the foregoing; (d) any quasi-governmental or private body or public body exercising any regulatory, administrative, expropriation or taxing authority under or for the account of the foregoing; (e) any stock or securities exchange; and (f) any public utility authority.

“Interim Order” means the interim order of the Court pursuant to Subsection 192(4) of the CBCA and Subsection 182(5) of the OBCA in a form acceptable to the Parties, each acting reasonably, providing for, among other things, the calling and holding of the Company Shareholders Meeting, as such order may be amended, modified, supplemented or varied by the Court with the consent of the Parties, each acting reasonably.

“Lien” means any lien, security interest, mortgage, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities Laws).

“New Investor Convertible Notes” means, collectively, the convertible promissory notes issued by the Company (i) to Belphar Ltd. pursuant to the Belphar Note Purchase Agreement and (ii) to any other New Investors during the period from the date of the Business Combination Agreement until the Closing pursuant to the New Investor Note Purchase Agreement.

“New Investor Note Purchase Agreement” means, collectively, note purchase, subscription or other similar agreements providing for the issuance by the Company of convertible notes to other New Investors on terms and conditions substantially similar to the terms and conditions of the Sponsor Note Purchase Agreement.

“New SPAC” means SPAC as the entity that domesticates and continues from the Cayman Islands as a corporation existing under the Laws of the Province of Ontario, Canada after giving effect to the Continuance.

“New SPAC Amalco” has the meaning ascribed to such term in Section 2.3(d).

“New SPAC Amalgamation” means the amalgamation of New SPAC and Amalco, as described in Section 2.3(d).

“New SPAC Amalgamation Effective Time” means the time at which the step described in Section 2.3(d) becomes effective hereunder.

“New SPAC Shares” means common shares of New SPAC, after giving effect to the Continuance.

“Newco” means 1000397116 Ontario Inc., a corporation incorporated under the OBCA.

“OBCA” means the Business Corporations Act (Ontario).

“OBCA Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement required to be filed with the Director pursuant to Section 183(1) of the OBCA after the Final Order is made, which shall include this Plan of Arrangement and otherwise be in form and substance satisfactory to the Parties, acting reasonably.

“OBCA Certificate of Arrangement” means the certificate of arrangement to be issued by the Director pursuant to Subsection 183(2) of the OBCA in respect of the OBCA Articles of Arrangement.

“Option Exercise Price” means $0.0001.

“Parties” means, collectively, the Company and SPAC, and “Party” means either of them.

“Per Share Exchange Ratio” means the number obtained by dividing the Aggregate Transaction Consideration by the Company Fully-Diluted Number.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Plan of Arrangement” means this plan of arrangement, subject to any amendments or variations made in accordance with the Business Combination Agreement or Section 4.1 or made at the direction of the Court in the Final Order with the prior written consent of the Parties, each acting reasonably.

“Remaining Company Convertible Instruments” means the convertible instruments, set forth in Section 1.01 of the Company Disclosure Schedule, under which the specified portion of principal and accrued interest will remain outstanding following the completion of the Arrangement in accordance with the Business Combination Agreement.

“SEC” means the United States Securities and Exchange Commission.

“SPAC” means Oxus Acquisition Corp., an exempted company limited by shares incorporated under the Laws of the Cayman Islands.

“SPAC Warrant Agreement” means that certain warrant agreement dated September 2, 2021, by and between SPAC and Continental Stock Transfer and Trust Company.

“Sponsor” means Oxus Capital PTE. Ltd.

“Sponsor Convertible Notes” means the convertible notes issued by the Company to Sponsor pursuant to the Sponsor Note Purchase Agreement.

“Sponsor Note Purchase Agreement” means, collectively, the Note Purchase Agreement between the Company and Sponsor dated as of October 21, 2022 and the Note Purchase Agreement between the Company and Sponsor dated as of November 14, 2022, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” of the Company, SPAC, Newco or any other Person means an Affiliate Controlled by such person, directly or indirectly, through one or more intermediaries, and “Subsidiaries” means more than one Subsidiary.

“Tax” means all federal, state, provincial, local and non-U.S. income, profits, franchise, receipts, environmental, shares, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, escheat, unclaimed property, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

Section 1.2 Certain Rules of Interpretation

In this Plan of Arrangement, unless otherwise specified:

(1)	Headings, etc. The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Plan of Arrangement.

(2)	Currency. All references to “dollars” or to “$” are references to Canadian dollars, unless specified otherwise. In the event that any amounts are required to be converted from a foreign currency to Canadian dollars or vice versa, such amounts shall be converted using the most recent closing exchange rate of The Bank of Canada available before the relevant calculation date.

(3)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(4)	Certain Phrases, etc. The words (a) “including”, “includes” and “include” mean “including (or includes or include) without limitation”, (b) “or” is not exclusive, (c) “day” means “calendar day”, (d) “hereof”, “herein”, “hereunder” and words of similar import, shall refer to this Plan of Arrangement as a whole and not to any particular provision of this Plan of Arrangement, (e) “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”, (f) “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”, and (g) unless stated otherwise, “Article” or “Section” followed by a number or letter mean and refer to the specified Article or Section of this Plan of Arrangement.

(5)	Statutes and Rules. Any reference to a statute or to a rule of a self-regulatory organization, including any stock exchange, refers to such statute or rule and all rules, resolutions and regulations, administrative policy statements, instruments, blanket orders, notices, directions and rulings issued or adopted under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

(6)	Date for Any Action. If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day. Any reference to a number of days shall refer to calendar days unless Business Days are specified.

(7)	Time. Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein are local time in Toronto, Ontario unless otherwise stipulated herein.

Article 2
THE ARRANGEMENT

Section 2.1 Business Combination Agreement

This Plan of Arrangement is made pursuant to the Business Combination Agreement. If there is any inconsistency or conflict between the provisions of this Plan of Arrangement and the provisions of the Business Combination Agreement, the provisions of this Plan of Arrangement shall govern.

Section 2.2 Binding Effect

This Plan of Arrangement and the Arrangement shall become effective at the Arrangement Effective Time, and shall be binding on SPAC, Newco, the Company, all Company Shareholders, all Company Optionholders, all holders of Company Convertible Instruments, all holders of Remaining Company Convertible Instruments, all holders of New SPAC Shares, the registrar and transfer agent of the Company, the Exchange Agent and all other Persons at and after the Arrangement Effective Time, without any further act or formality required on the part of any Person.

Section 2.3 Arrangement

Commencing at the Arrangement Effective Time, each of the following events shall occur sequentially in the order set out below without any further authorization, act or formality, in each case, unless stated otherwise, effective as at five-minute intervals starting at the Arrangement Effective Time:

(a)	pursuant to Section 192 of the CBCA, all applicable Company Convertible Instruments outstanding immediately prior to the Arrangement Effective Time (excluding, for greater certainty, the Remaining Company Convertible Instruments and the New Investor Convertible Notes) shall, without further action by or on behalf of a holder of Company Convertible Instruments, be converted into Company Shares pursuant to their terms and the terms of any Conversion Agreements;

(b)	pursuant to Section 192 of the CBCA, all Company Options outstanding immediately prior to the Arrangement Effective Time (whether vested or unvested), notwithstanding the terms of the Company Incentive Plan or any applicable award agreements in relation thereto, shall be deemed to be unconditionally vested and exercisable, and each Company Optionholder shall, without any further action by or on behalf of such Company Optionholder, be deemed to have exercised such Company Optionholder’s Company Options in exchange for such number of Company Shares (rounded down to the nearest whole Company Share) having an aggregate fair market value equal to (A) the aggregate fair market value of the Company Shares underlying such Company Optionholder’s Company Options, minus (B) the aggregate Option Exercise Price in respect of such Company Optionholder’s Company Options, and none of the Company or SPAC shall be obligated to pay such Company Optionholder any amount in respect of such Company Option; and, with respect to each Company Option that is exercised pursuant to this Section 2.3(b), as of the effective time of such exercise: (i) the holder thereof shall cease to be the holder of such Company Option, (ii) the holder thereof shall cease to have any rights as a holder in respect of such Company Option or under the Company Incentive Plan, as applicable, other than the right to receive the consideration to which such holder is entitled pursuant to this Section 2.3(b), (iii) such holder’s name shall be removed from the applicable register, and (iv) all agreements, grants and similar instruments relating thereto shall be cancelled;

(c)	Newco and the Company shall be amalgamated pursuant to Subsection 182(1)(d) of the OBCA to form Amalco in such a manner that, upon the Company Amalgamation becoming effective:

(i)	Name: the name of Amalco shall be “Borealis Foods Inc.”;

(ii)	Registered Office: the registered office of Amalco shall be 1540 Cornwall Road, Suite 104, Oakville, Ontario L6J 7W5;

(iii)	Number of Directors: the number of directors of Amalco shall consist of a minimum number of three (3) directors and a maximum number of ten (10) directors. Until changed by the shareholders of Amalco, or by directors of Amalco if authorized to do so, the number of directors of Amalco shall be seven (7);

(iv)	Initial Directors: the initial directors of Amalco shall be Reza Soltanzadeh, Barthelemy Helg, [■], [■], [■], [■] and [■] and such Persons shall hold office until the next annual meeting of shareholders of Amalco or until their successors are appointed or elected;

(v)	Restrictions on Business and Powers: there shall be no restrictions on the business Amalco may carry on or the powers it may exercise;

(vi)	Authorized Capital and Rights, Privileges, Restrictions and Conditions: Amalco’s share capital will be comprised of common shares having the same terms and conditions as the common shares of Newco;

(vii)	Restrictions on the Issue, Transfer or Ownership of Shares: there shall be no restrictions on the issue, transfer or ownership of shares of Amalco;

(viii)	By-laws: the by-laws of Amalco shall be the by-laws of Newco, mutatis mutandis;

(ix)	Effect of Amalgamation:

(A)	Newco and the Company shall cease to exist as entities separate from Amalco;

(B)	Amalco shall assume all the property, rights, privileges and franchises and become subject to all liabilities, including civil, criminal and quasi-criminal, and all contracts, disabilities and debts of each of the predecessor corporations, including the Company’s obligations under the Remaining Company Convertible Instruments and the New Investor Convertible Notes;

(C)	a conviction against, or ruling, order or judgment in favour of or against Newco or the Company may be enforced by or against Amalco; and

(D)	Amalco shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against Newco and the Company before the amalgamation has become effective;

(x)	Articles: the articles of incorporation of Newco shall be deemed to continue to be the articles of amalgamation of Amalco;

(xi)	Exchange of Shares:

(A)	without any action on the part of New SPAC, Newco, the Company or the Company Shareholders, each Company Share shall be exchanged for, in accordance with the terms of the Business Combination Agreement, this Plan of Arrangement and the Exchange Spreadsheet, the number of New SPAC Shares equal to the Per Share Exchange Ratio; and

(B)	each common share of Newco held by New SPAC shall be exchanged for a common share of Amalco on a one-for-one basis;

(xii)	Stated Capital: the aggregate stated capital of the common shares of Amalco will be an amount equal to $1.00;

(d)	New SPAC and Amalco shall amalgamate to form one corporate entity pursuant to Subsection 182(1)(c) of the OBCA, including that (x) notwithstanding the continuation of any corporate identification number, the requirement for a new financial year-end or the administrative implementation of the step described in this Section 2.3(d), the legal existence of New SPAC shall continue, (y) the separate legal existence of Amalco shall cease without Amalco being liquidated or wound up, and (z) New SPAC shall survive the amalgamation (New SPAC, as such surviving entity, “New SPAC Amalco”) (and for the avoidance of doubt, the New SPAC Amalgamation shall qualify as an amalgamation as defined in subsection 87(1) of the ITA). Without limiting the foregoing, upon the New SPAC Amalgamation becoming effective, the New SPAC Amalgamation will, as elaborated below, be effected in such a manner that by virtue or because of the New SPAC Amalgamation (1) all of the property of each of New SPAC and Amalco (other than amounts receivable from New SPAC or Amalco, as applicable, or shares in the capital stock of New SPAC) immediately prior to the New SPAC Amalgamation shall be held by New SPAC Amalco immediately following the New SPAC Amalgamation, as elaborated below, (2) all of the obligations and the liabilities of each of New SPAC and Amalco (other than amounts payable to New SPAC or Amalco) immediately before the New SPAC Amalgamation shall be the obligations and the liabilities of New SPAC Amalco immediately following the New SPAC Amalgamation, as elaborated below, and (3) any obligation of New SPAC or Amalco to pay an amount to the other party will be settled and extinguished as a result of the New SPAC Amalgamation. Subject to the foregoing, at and after the New SPAC Amalgamation becoming effective:

(i)	Name: the name of New SPAC Amalco shall be “Borealis Foods Inc.”;

(ii)	Registered Office: the registered office of New SPAC Amalco shall be 1540 Cornwall Road, Suite 104, Oakville, Ontario L6J 7W5;

(iii)	Number of Directors: the number of directors of New SPAC Amalco shall consist of a minimum number of three (3) directors and a maximum number of thirteen (13) directors. Until changed by the shareholders of New SPAC Amalco, or by directors of New SPAC Amalco if authorized to do so, the number of directors of New SPAC Amalco shall be seven (7);

(iv)	Initial Directors: the initial directors of New SPAC Amalco shall be Reza Soltanzadeh, Barthelemy Helg, [■], [■], [■], [■] and [■] and such Persons shall hold office until the next annual meeting of shareholders of New SPAC Amalco or until their successors are appointed or elected;

(v)	Restrictions on Business and Powers: there shall be no restrictions on the business New SPAC Amalco may carry on or the powers it may exercise;

(vi)	Authorized Capital and Rights, Privileges, Restrictions and Conditions: New SPAC Amalco’s share capital will be comprised of common shares and preferred shares having the terms and conditions attached as Schedule “A” hereto;

(vii)	Restrictions on the Issue, Transfer or Ownership of Shares: there shall be no restrictions on the issue, transfer or ownership of shares of New SPAC Amalco;

(viii)	By-laws: the by-laws of New SPAC Amalco shall be the by-laws of New SPAC, mutatis mutandis;

(ix)	Effect of Amalgamation:

(A)	New SPAC Amalco shall continue to own and hold all of the property of New SPAC and shall become the owner and holder of all of the property of Amalco, and, without limiting the provisions hereof, all rights of creditors or others will be unimpaired by the New SPAC Amalgamation and all obligations of the Parties, whether arising by contract or otherwise, may be enforced against New SPAC Amalco to the same extent as if such obligations had been incurred or contracted by New SPAC Amalco;

(B)	New SPAC Amalco shall continue to be liable for the obligations of New SPAC and shall become liable for the obligations of Amalco, including Amalco’s obligations under the Remaining Company Convertible Instruments and the New Investor Convertible Notes, other than any obligations that are settled and extinguished in accordance with Section 2.3(d)(3);

(C)	for greater certainty, and except as otherwise provided for herein in relation to Amalco, the New SPAC Amalgamation shall not constitute a transfer or assignment of the rights or obligations of any Party under any contracts, permits and interests of the Parties;

(D)	a conviction against, or ruling, order or judgment in favour of or against New SPAC or Amalco may be enforced by or against New SPAC Amalco; and

(E)	New SPAC Amalco shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against New SPAC and Amalco before the amalgamation has become effective;

(x)	Articles: the articles of continuance of New SPAC shall be deemed to continue to be the articles of amalgamation of New SPAC Amalco;

(xi)	Cancellation and Continuation of Shares:

(A)	each issued and outstanding share in the capital of Amalco immediately prior to the amalgamation will be cancelled without any repayment of capital in respect thereof;

(B)	no securities will be issued and no assets will be distributed by New SPAC Amalco in connection with the amalgamation; and

(C)	the issued and outstanding common shares of New SPAC immediately prior to the amalgamation will survive and continue to be common shares of New SPAC Amalco without amendment;

(xii)	Stated Capital: the stated capital of the common shares of New SPAC Amalco will be an amount equal to the stated capital of the common shares of New SPAC immediately before the amalgamation;

(e)	the New Investor Convertible Notes shall convert into New SPAC Shares pursuant to the terms of the Belphar Note Purchase Agreement or the New Investor Note Purchase Agreement, as applicable;

provided that none of the foregoing shall occur unless all of the foregoing occur.

Article 3
EXCHANGE OF CERTIFICATES AND PAYMENTS

Section 3.1 Payment of Aggregate Transaction Consideration

(1)	Following receipt of the Final Order and prior to the Arrangement Effective Date, SPAC shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the Company Shareholders, for exchange in accordance with this Plan of Arrangement, the number of New SPAC Shares sufficient to deliver the Aggregate Transaction Consideration payable pursuant to the Business Combination Agreement (such certificates for New SPAC Shares being hereinafter referred to as the “Exchange Fund”). New SPAC shall cause the Exchange Agent pursuant to irrevocable instructions to pay the Aggregate Transaction Consideration out of the Exchange Fund in accordance with the Business Combination Agreement and this Plan of Arrangement.

(2)	The consideration contemplated by Section 3.1(1) shall be held by the Exchange Agent as agent and nominee for the Company Shareholders in accordance with the provisions of this Article 3. Upon surrender to the Exchange Agent for cancellation of a certificate (or where applicable, confirmation of book-entry only entries) which immediately prior to the step described in Section 2.3(c) becoming effective represented outstanding Company Shares, together with such additional documents and instruments as the Exchange Agent may reasonably require, the Exchange Agent shall deliver book-entry only entries representing the New SPAC Shares that such Company Shareholder is entitled to receive under the Arrangement, less any amounts required to be withheld pursuant to Section 3.4.

(3)	Until surrendered for cancellation as contemplated by this Section 3.1, each certificate, agreement or other instrument (as applicable) which immediately prior to the step described in Section 2.3(c) becoming effective represented outstanding Company Shares shall be deemed at all times after the Arrangement Effective Time to represent only the right to receive upon such surrender the New SPAC Shares which such holder is entitled to receive pursuant to Section 3.1(2).

(4)	Any certificate, agreement or other instrument that immediately prior to the Arrangement Effective Time represented outstanding Company Shares (including the right of a former holder of Company Convertible Instruments or a Company Option) not duly deposited or surrendered with all other documents required by this Section 3.1 on or before the third anniversary of the Effective Date shall cease to represent a claim by or interest of any former holder thereof of any kind or nature against or in the Company or SPAC. On such date, all consideration, including any New SPAC Shares, to which such former holder was entitled under this Plan of Arrangement shall be deemed to have been surrendered and forfeited to New SPAC for no consideration, together with all entitlements to dividends, distributions and interest thereon held for such former holder, and in respect of such forfeited New SPAC Shares, such New SPAC Shares shall be cancelled.

(5)	No Company Securityholder shall be entitled to receive any consideration with respect to the Company Shares or the Company Convertible Instruments, as applicable, other than the consideration to which such holder is entitled to receive under the Arrangement and, for greater certainty, no such holder will be entitled to receive any interest, dividend, premium or other payment in connection therewith.

(6)	All dividends payable with respect to any New SPAC Shares allotted and issued pursuant to this Plan of Arrangement for which a certificate has not been issued shall be paid or delivered to the Exchange Agent to be held by the Exchange Agent in trust for the registered holder thereof. The Exchange Agent shall pay and deliver to any such registered holder, as soon as reasonably practicable after application therefor is made by the registered holder to the Exchange Agent in such form as the Exchange Agent may reasonably require, such dividends and any interest thereon to which such holder is entitled, net of applicable withholding and other taxes.

Section 3.2 Lost Certificates

In the event any certificate which immediately prior to the Arrangement Effective Time represented one or more outstanding Company Shares that were transferred pursuant to this Plan of Arrangement shall have been lost, stolen or destroyed, upon the making of an affidavit (in form and substance reasonably acceptable to New SPAC) of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent shall issue and deliver, in exchange for such lost, stolen or destroyed certificate, the New SPAC Shares which such holder is entitled to receive pursuant to Section 3.1(2), less any amounts required to be withheld pursuant to Section 3.4. When authorizing such delivery in exchange for any lost, stolen or destroyed certificate, the Person to whom such consideration is to be delivered shall, as a condition precedent to the delivery of such consideration, give a bond or surety satisfactory to New SPAC and the Exchange Agent in such reasonable and customary sum as SPAC may direct, or otherwise indemnify New SPAC and the Exchange Agent in a manner satisfactory to New SPAC and the Exchange Agent, against any claim that may be made against New SPAC or the Exchange Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3.3 No Fractional Shares

In no event shall a Company Securityholder be entitled to a fractional New SPAC Share. Where the aggregate number of New SPAC Shares to be issued to a Company Securityholder pursuant to the Business Combination Agreement, this Plan of Arrangement and the Exchange Spreadsheet would result in a fraction of a New SPAC Share being issuable, the number of New SPAC Shares to be received by such Company Securityholder shall be rounded up or down to the nearest whole New SPAC Share, with a fraction of 0.5 rounded up. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

Section 3.4 Withholding Rights

Each of the Company, SPAC and New SPAC, as applicable, shall be entitled to deduct or withhold from the consideration otherwise payable pursuant to this Plan of Arrangement to any Person such amounts as it is required to deduct or withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”), the ITA and other applicable Canadian Law, or other provision of U.S. state, local or non-U.S. Tax Law; provided, however, except with respect to the payment or issuance of consideration as compensation for services, SPAC and New SPAC, as applicable, shall reasonably cooperate with Company Shareholders to establish any available reduction in or exemption from such intended deduction or withholding, and SPAC and New SPAC, as applicable, shall use commercially reasonable efforts to provide such Party notice three (3) days prior to any withholding so that such person can provide any documents necessary; provided further, and notwithstanding the foregoing, SPAC and New SPAC, as applicable, shall withhold such amounts as may be required to be withheld pursuant to Section 1445 of the Code and shall reasonably cooperate with the Company to reduce or eliminate any such withholding in accordance with applicable Law. The Company, SPAC or New SPAC, as the case may be, is hereby authorized to dispose of such portion of any share or other security payable, issuable or transferable pursuant to this Plan of Arrangement as is necessary to provide sufficient funds to the Company, SPAC or New SPAC, as the case may be, to enable it to comply with such deduction and withholding requirement and the Company, SPAC or New SPAC, as the case may be, shall use commercially reasonable efforts to notify the other Person of such disposition and remit the applicable portion of the net proceeds of such sale to the appropriate Governmental Authority and, if applicable, any portion of such net proceeds that is not required to be so remitted shall be paid to the Person entitled to receive such consideration. To the extent that amounts are so deducted or withheld by the Company, SPAC or New SPAC, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Plan of Arrangement as having been paid to the holder of the Company Shares, Company Convertible Instruments and/or Company Options (or intended recipients of compensatory payments) in respect of which such deduction and withholding was made by the Company or New SPAC, as the case may be.

Section 3.5 No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.

Section 3.6 Paramountcy

From and after the Arrangement Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all Company Shares, Company Options and Company Convertible Instruments issued or outstanding prior to the Arrangement Effective Time; and (b) the rights and obligations of the Company Shareholders, the Company Optionholders, the holders of Company Convertible Instruments, the Company and its Subsidiaries, SPAC and its Affiliates, the Exchange Agent and any transfer agent or other depositary therefor in relation to this Plan of Arrangement shall be solely as provided for in this Plan of Arrangement.

Article 4
AMENDMENTS

Section 4.1 Amendments to Plan of Arrangement

(1)	The Parties may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Arrangement Effective Time; provided that each such amendment, modification and/or supplement must be (a) set out in writing, (b) approved by the Parties, each acting reasonably, (c) filed with the Court and, if made following the Company Shareholders Meeting, approved by the Court, and (d) communicated to the Company Securityholders if and as required by the Court.

(2)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by either of the Parties at any time prior to the Company Shareholders Meeting or the SPAC Shareholders’ Meeting (provided that the other Party has consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Shareholders Meeting or the SPAC Shareholders’ Meeting, as applicable (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(3)	Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Shareholders Meeting and the SPAC Shareholders’ Meeting shall be effective only if (a) it is consented to in writing by each of the Parties (in each case, acting reasonably), and (b) if required by the Court, it is consented to by some or all of the Company Securityholders or the SPAC Shareholders voting in the manner directed by the Court.

(4)	Any amendment, modification or supplement to this Plan of Arrangement may be made following the granting of the Final Order without filing such amendment, modification or supplement with the Court or seeking Court approval; provided that (i) it concerns a matter which, in the reasonable opinion of the Parties, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the interest of any Company Securityholder or (ii) is an amendment contemplated in Section 4.1(5).

(5)	Any amendment, modification or supplement to this Plan of Arrangement may be made following the Arrangement Effective Date unilaterally by New SPAC; provided that it concerns a matter which, in the reasonable opinion of New SPAC, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any former Company Securityholder.

(6)	This Plan of Arrangement may be withdrawn prior to the Arrangement Effective Time in accordance with the terms of the Business Combination Agreement.

Article 5
FURTHER ASSURANCES

Section 5.1 Further Assurances

Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, following the Arrangement Effective Time, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required or advisable by either of them in order to further document or evidence any of the transactions or events set out in this Plan of Arrangement.

SCHEDULE “A”

TERMS AND CONDITIONS OF COMMON SHARES AND PREFERRED SHARES OF NEW SPAC AMALCO

(See attached.)

SCHEDULE OF SHARE CAPITAL

The authorized capital of the Corporation shall consist of:

(a)	one class of shares, to be designated as “Common Shares”, in an unlimited number; and

(b)	one class of shares, to be designated as “First Preferred Shares”, issuable in series, to be limited in number to an amount equal to not more than 20% of the number of issued and outstanding Common Shares at the time of issuance of any First Preferred Shares, such shares having attached thereto the following rights, privileges, restrictions and conditions.

COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the Common Shares shall be as follows:

1.	Voting

The holders of the Common Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation, except meetings at which only holders of a different class or series of shares of the Corporation are entitled to vote, and shall be entitled to one vote for each Common Share.

2.	Dividends

Subject to the prior rights and privileges attached to any other class or series of shares of the Corporation, the holders of the Common Shares shall be entitled to receive dividends at such times and in such amounts as the directors of the Corporation may in their discretion from time to time declare.

3.	Liquidation

Subject to the prior rights and privileges attached to any other class or series of shares of the Corporation, upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or any other distribution of its assets among its shareholders for the purpose of winding up its affairs (such event referred to herein as a “Distribution”), each holder of Common Shares shall have the right to receive, in cash or other assets, for each Common Share held, from out of (but only to the extent of) the remaining property of the Corporation legally available for distribution to shareholders, its pro rata share of such remaining property based on the number of Common Shares held thereby, and shall rank equally with all holders of Common Shares with respect to such Distribution.

FIRST PREFERRED SHARES

The rights, privileges, restrictions and conditions attaching to the First Preferred Shares, as a class, shall be as follows:

1.	Issuance in Series

(a)	Subject to the filing of Articles of Amendment in accordance with the Business Corporations Act (Ontario) (the “Act”), the Board of Directors may at any time and from time to time issue the First Preferred Shares in one or more series, each series to consist of such number of shares as may, before the issuance thereof, be determined by the Board of Directors.

(b)	Subject to the filing of Articles of Amendment in accordance with the Act and the provisions, the Board of Directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attaching to each series of First Preferred Shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a Distribution; the extent, if any, of further participation on a Distribution; voting rights, if any; and dividend rights (including whether such dividends be preferential, or cumulative or non-cumulative), if any.

2.	Dividends

The holders of each series of First Preferred Shares shall be entitled, in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the First Preferred Shares from time to time with respect to the payment of dividends, to be paid rateably with holders of each other series of First Preferred Shares, the amount of accumulated dividends, if any, specified as being payable preferentially to the holders of such series.

3.	Liquidation

In the event of a Distribution, holders of each series of First Preferred Shares shall be entitled, in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the First Preferred Shares from time to time with respect to payment on a Distribution, to be paid rateably with holders of each other series of First Preferred Shares the amount, if any, specified as being payable preferentially to the holders of such series on a Distribution.

Schedule “B”

EXHIBIT G TO THE BUSINESS COMBINATION AGREEMENT

FORM OF NEW SPAC BYLAWS

(See attached.)

BOREALIS FOODS INC.

BY-LAW NO. 1

- i -

Table of Contents

(continued)

- ii -

BY-LAW NO. 1

A by-law relating generally to the conduct of the business and affairs of BOREALIS FOODS INC., a corporation amalgamated under the Business Corporations Act (Ontario) (hereinafter called the “Corporation”) is made as follows:

Section 1
DEFINITIONS

In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)	“Act” means the Business Corporations Act (Ontario) and the regulations made thereunder, as from time to time amended, and in the case of such amendment any reference in the by-laws shall be read as referring to the amended provisions thereof;

(b)	“Affiliate” has the meaning given to it in the Act;

(c)	“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the written rules, regulations and forms made or promulgated under any such legislation and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each province or territory of Canada;

(d)	“Associate” has the meaning given to it in the Act;

(e)	“articles” means the original or restated articles of incorporation, or articles of amendment, amalgamation or continuance of the Corporation, as applicable;

(f)	“Beneficial Ownership” has the meaning given to it in the Act, and “beneficially owns” and “beneficially owned” have corresponding meanings;

(g)	“Board” or “board” means the board of directors of the Corporation;

(h)	“by-laws” or “By-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

(i)	“Close of Business” means 5:00 p.m. (Toronto time) on a business day in that city;

(j)	“Chair of the Board” means the chairperson of the Board appointed from time to time;

(k)	“Designated Stock Exchange” means any United States national securities exchange on which the securities of the Corporation are listed for trading, including the Nasdaq Capital Market.

(l)	“Director Nomination” means the nomination of one or more individuals for the election of directors to the Board made (a) by or at the direction of the Board in a notice of meeting or any supplement thereto; (b) before the meeting by or at the direction of the Board; or (c) by a shareholder of the Corporation in accordance with Section 13.17;

(m)	“Meeting” means an annual meeting, an annual and special meeting or a special meeting (which is not an annual and special meeting) called for the purpose of electing directors by the Corporation’s shareholders entitled to vote on such matters;

(n)	“Meeting Notice Date” means the date on which the first notice to the shareholders or first Public Announcement of the date of the meeting was issued by the Corporation;

(o)	“NI 51-102” means National Instrument 51-102 Continuous Disclosure Obligations of the Canadian Securities Administrators;

(p)	“Nominating Shareholder” has the meaning given to it in Section 13.17(b);

(q)	“Nomination Notice” has the meaning given to it in Section 13.17(b);

(r)	“person” has the meaning given to it in the Act;

(s)	“Public Announcement” means disclosure in a (a) press release reported in a national news service in Canada or (b) a document publicly filed by the Corporation or its transfer agent and registrar under the Corporation’s profile on SEDAR;

(t)	“SEDAR” means the System for Electronic Document Analysis and Retrieval at www.sedar.com;

(u)	“STA” means the Securities Transfer Act (Ontario) and the regulations made thereunder, as from time to time amended, and in the case of such amendment any reference in the by-laws shall be read as referring to the amended provisions thereof;

(v)	all terms used in the by-laws that are defined in the Act and are not otherwise defined in the by-laws shall have the meanings given to such terms in the Act;

(w)	words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders;

(x)	the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions;

(y)	the term “including”, “includes” and “include” means “including (or includes or include) without limitation”; and

(z)	any reference to “Section” is to a section, sub-section or paragraph of these by-laws, unless otherwise indicated.

Section 2
REGISTERED OFFICE

The Corporation shall at all times have a registered office in Ontario. The initial registered office of the Corporation shall be 1540 Cornwall Road, Suite 104, Oakville, Ontario L6J 7W5. The Corporation may at any time by special resolution of its directors change the location of its registered office within Ontario.

Section 3
SEAL

The directors may by resolution from time to time adopt and change a corporate seal of the Corporation.

Section 4
DIRECTORS

4.1	Number

The number of directors shall be the number fixed by the articles, or where the articles specify a variable number, the number shall not be less than the minimum and not more than the maximum number so specified, and in either case shall not be fewer than three individuals so long as the Corporation remains an “offering corporation” (as defined in the Act). Where a minimum and maximum number of directors of the Corporation is provided for in its articles, the number of directors of the Corporation and the number of directors to be elected at the annual meeting of the shareholders shall be such number as shall be determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the directors. So long as the Corporation remains an “offering corporation” (as defined in the Act), at least one third of the directors shall not be officers or employees of the Corporation or any of its affiliates.

4.2	Vacancies

Subject to section 124 of the Act, a quorum of directors may fill a vacancy among the directors. If there is not a quorum of directors, or if there has been a failure to elect the number of directors required by the articles or the Act, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder. A director appointed or elected to fill a vacancy holds office for the unexpired term of his or her predecessor.

4.3	Powers

The directors shall manage or supervise the management of the business and affairs of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not expressly directed or required to be done in some other manner by the Act, the articles, the by-laws, any special resolution of the shareholders of the Corporation, or by statute.

4.4	Duties

Every director and officer of the Corporation in exercising his or her powers and discharging his or her duties to the Corporation shall:

(a)	act honestly and in good faith with a view to the best interests of the Corporation; and

(b)	exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

4.5	Qualification

The following persons are disqualified from being a director of the Corporation:

(a)	a person who is less than 18 years of age;

(b)	a person who has been found under the Substitute Decisions Act, 1992 or under the Mental Health Act to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere;

(c)	a person who is not an individual; and

(d)	a person who has the status of bankrupt.

Unless the articles otherwise provide, a director of the Corporation is not required to hold shares issued by the Corporation.

4.6	Term of Office

A director’s term of office (subject to any applicable provisions of the Corporation’s articles and subject to the election of such director for an expressly stated term) shall be from the date such director is elected or appointed until the close of the first annual meeting of shareholders following such director’s election or appointment or until a successor to such director is elected or appointed.

4.7	Election

Subject to sections 119, 120 and 124 of the Act, the shareholders of the Corporation shall, at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, elect directors to hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his or her election but, if qualified, is eligible for re-election. Notwithstanding the foregoing, if directors are not elected at a meeting of shareholders, the incumbent directors continue in office until their successors are elected.

If a meeting of shareholders fails to elect the number or the minimum number of directors required by the articles or by section 125 of the Act by reason of the disqualification, incapacity or death of any candidates, the directors elected at that meeting if they constitute a quorum, may exercise all the powers of the directors, pending the holding of a meeting of shareholders in accordance with subsection 124(3) of the Act.

4.8	Consent to Election

Subject to section 119 of the Act, the election or appointment of a director is not effective unless the person elected or appointed consents in writing before or within 10 days after the election or appointment.

4.9	Removal

Subject to sections 120 and 122 of the Act, the shareholders of the Corporation may by ordinary resolution at an annual or special meeting remove any director or directors from office before the expiration of his or her term of office and may, subject to section 124 of the Act, elect any person in his or her stead for the remainder of the director’s term.

4.10	Vacation of Office

A director of the Corporation ceases to hold office when:

(a)	the director dies or, subject to subsection 119(2) of the Act, resigns;

(b)	the director is removed from office in accordance with section 122 of the Act; or

(c)	the director becomes disqualified under subsection 118(1) of the Act.

A resignation of a director becomes effective at the time a written resignation is received by the Corporation, or at the time specified in the resignation, whichever is later.

4.11	Validity of Acts

An act done by a director or by an officer is not invalid by reason only of any defect that is thereafter discovered in his or her appointment, election or qualification.

Section 5
MEETINGS OF DIRECTORS

5.1	Place of Meeting

Unless the articles otherwise provide, meetings of directors and of any committee of directors may be held at any place within or outside Ontario except where the Corporation is a non-resident Corporation, and in any financial year of the Corporation, a majority of the meetings of the board of directors need not be held at a place within Canada. A meeting of directors may be convened by the Chair of the Board (if any), the President (if any) or any director at any time and the Secretary (if any) or any other officer or any director shall, as soon as reasonably practicable following receipt of a direction from any of the foregoing, send a notice of the applicable meeting to the directors. A quorum of the directors may, at any time, call a meeting of the directors for the transaction of any business the general nature of which is specified in the notice calling the meeting.

5.2	Notice

Notice of the time and place for the holding of any meeting of directors or of any committee of directors shall be sent to each director, or each director who is a member of such committee, as the case may be, not less than 48 hours before the time of the meeting; provided that a meeting of directors, or of any committee of directors, may be held at any time without notice if all the directors or members of such committee are present (except where a director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the absent directors waive notice of the meeting.

For the first meeting of directors to be held following the election of directors at an annual or special meeting of the shareholders or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

5.3	Waiver of Notice

Notice of any meeting of directors or of any committee of directors or the time for the giving of any such notice or any irregularity in any meeting or in the notice thereof may be waived by any director in writing or by facsimile or electronic mail addressed to the Corporation or in any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a director at any meeting of directors or of any committee of directors is a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

5.4	Omission of Notice

The accidental omission to give notice of any meeting of directors or of any committee of directors or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at such meeting.

5.5	Electronic, Telephone Participation Etc.

If all of the directors of the Corporation consent, a director may participate in a meeting of directors or of any committee of directors by means of a telephonic, electronic or other communication facility that permits all persons participating in the meeting to communicate with each other simultaneously and instantaneously. A director’s consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board or a committee thereof held while the director holds office. A director participating in such a meeting by such means is deemed for the purposes of the Act and this by-law to be present at that meeting.

5.6	Adjournment

Any meeting of directors or of any committee of directors may be adjourned from time to time by the chair of the meeting, with the consent of the meeting, to a fixed time and place. Notice of an adjourned meeting of directors or committee of directors is not required to be given if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at the adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

5.7	Quorum and Voting

Subject to the articles, a majority of the number of directors or minimum number of directors required by the articles constitutes a quorum at any meeting of directors and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors, but in no case shall a quorum be less than two-fifths of the number of directors. If the Corporation has fewer than three directors, all of the directors must be present at any meeting of directors to constitute a quorum. Subject to subsection 124(1) of the Act, directors shall not transact business at a meeting of directors unless a quorum is present. Questions arising at any meeting of directors shall be decided by a majority of votes. In the case of an equality of votes, the chair of the meeting in addition to his or her original vote shall not have a second or casting vote.

5.8	Resolution in Lieu of Meeting

A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or a committee of directors. A resolution in writing dealing with all matters required by the Act or this by-law to be dealt with at a meeting of directors, and signed by all the directors entitled to vote at that meeting, satisfies all the requirements of the Act and this by-law relating to meetings of directors.

Section 6
COMMITTEES OF DIRECTORS

6.1	General

The directors may from time to time appoint from their number a managing director, or a committee of directors, and may delegate to such managing director or such committee any of the powers of the directors, except that (unless the Act otherwise permits) no managing director or committee shall have the authority to:

(a)	submit to the shareholders any question or matter requiring the approval of the shareholders;

(b)	fill a vacancy among the directors or appoint or remove any of the chief executive officers, however designated, the chief financial officer, however designated, the chair or the president of the Corporation;

(c)	subject to section 184 of the Act, issue securities except in the manner and on the terms authorized by the directors;

(d)	declare dividends;

(e)	purchase, redeem or otherwise acquire shares issued by the Corporation;

(f)	pay a commission referred to in section 37 of the Act;

(g)	approve a management information circular referred to in Part VIII of the Act;

(h)	approve a take-over bid circular, directors’ circular or issuer bid circular referred to in Part XX of the Securities Act (Ontario);

(i)	approve any financial statements referred to in clause 154(1)(b) of the Act and Part XVIII of the Securities Act (Ontario);

(j)	approve an amalgamation under section 177 of the Act or an amendment to the articles under subsection 168(2) or (4) of the Act;

(k)	adopt, amend or repeal by-laws of the Corporation; or

(l)	exercise any other power which under the Act a committee of directors has no authority to exercise.

Notwithstanding the foregoing and subject to the articles, the directors may, by resolution, delegate to a director, a committee of directors, or an officer the power to:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge debt obligations of the Corporation;

(c)	give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

6.2	Audit Committee

Subject to subsection 158(1.1) of the Act, so long as the Corporation remains an “offering corporation” (as defined in the Act), the board shall appoint from among their number an audit committee to be composed of not fewer than three directors, a majority of whom are not officers or employees of the Corporation or any of its affiliates, to hold office until the next annual meeting of shareholders. At any time when the Corporation is not an offering corporation, the directors may (but shall not be required to) appoint from among their number an audit committee to be composed of such number of directors as may be determined by the board from time to time in accordance with the Act.

The directors shall adopt a formal written audit committee charter and review and assess the adequacy of the formal written charter on an annual basis. For so long as the shares of the Corporation are listed or quoted on the Designated Stock Exchange, the composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Securities and Exchange Commission and the Designated Stock Exchange.

Each member of the audit committee shall serve at the pleasure of the board and, in any event, only so long as such member is a director of the Corporation. The directors may fill vacancies in the audit committee by election from among their number. The audit committee shall have power to fix its quorum at not less than a majority of its members and to determine its own rules of procedure subject to any requirements imposed by the board from time to time.

The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat. If requested by a member of the audit committee, the auditor shall attend every meeting of the audit committee held during the term of office of the auditor. The auditor of the Corporation or any member of the audit committee may call a meeting of the audit committee.

The audit committee shall review the financial statements of the Corporation referred to in section 154 of the Act, and shall report thereon to the board before such financial statements are approved under section 159 of the Act, and shall have such other powers and duties as may from time to time by resolution be assigned to it by the board, including those required by the Designated Stock Exchange.

Section 7
REMUNERATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Subject to the articles and the rules and regulations of the Securities and Exchange Commission and the Designated Stock Exchange, the directors of the Corporation may fix the remuneration of the directors, officers and employees of the Corporation. Any remuneration paid to a director of the Corporation shall be in addition to the salary paid to such director in his or her capacity as an officer or employee of the Corporation. Subject to section 132 of the Act, the directors may also by resolution award special remuneration to any director in undertaking any special services on the Corporation’s behalf other than the routine work ordinarily required of a director of the Corporation. The confirmation of any such resolution by the shareholders shall not be required. The directors, officers and employees shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

Section 8
SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

The directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and subject to the Act, any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or other applicable law or by the Corporation’s articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified and/or confirmed by every shareholder of the Corporation.

Section 9
CONFLICT OF INTEREST

A director or officer of the Corporation who is a party to a material contract or transaction or proposed material contract or proposed transaction with the Corporation, or who is a director or an officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or proposed transaction with the Corporation, shall disclose, in writing to the Corporation or by requesting to have entered in the minutes of meetings of directors, the nature and extent of his or her interest at the time and in the manner provided in the Act. Except as provided in the Act, no such director of the Corporation shall attend any part of a meeting of directors during which the contract or transaction is discussed, and no such director shall vote on any resolution to approve such contract or transaction. If a material contract is made or a material transaction is entered into between the Corporation and one or more of its directors or officers, or between the Corporation and another person of which a director or officer of the Corporation is a director or officer or in which he or she has a material interest, the director or officer is not accountable to the Corporation or its shareholders for any profit or gain realized from the contract or transaction, and the contract is neither void nor voidable, by reason only of that relationship or by reason only that a director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the contract or transaction, if the director or officer disclosed his or her interest in accordance with the Act, and the contract or transaction was reasonable and fair to the Corporation at the time it was approved.

Even if these conditions are not met, a director or officer, acting honestly and in good faith, shall not be not accountable to the Corporation or to its shareholders for any profit or gain realized from any such contract or transaction, by reason only of his or her holding the office of director or officer, and the contract or transaction, if it was reasonable and fair to the Corporation at the time it was approved, is not by reason only of the director’s or officer’s interest therein void or voidable, where the contract or transaction is confirmed or approved by special resolution at a meeting of the shareholders duly called for that purpose, and the nature and extent of the director’s or officer’s interest in the contract or transaction are disclosed in reasonable detail in the notice calling the meeting or in the information circular.

Section 10
FOR THE PROTECTION OF DIRECTORS AND OFFICERS

No director or officer of the Corporation shall be liable to the Corporation for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any monies, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever that may happen in the execution of the duties of such director’s or officer’s respective office of trust or in relation thereto, unless the same shall happen by or through the director’s or officer’s failure to exercise the powers and to discharge the duties of office honestly, in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or relieve such director or officer from liability under the Act. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact that the director or officer is a shareholder, director or officer of the Corporation or body corporate or member of the firm shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

Section 11
INDEMNITIES TO DIRECTORS AND OTHERS

(1)	The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, or any other individual permitted by the Act to be so indemnified in the manner and to the fullest extent permitted by the Act. Without limiting the generality of the foregoing, subject to section 136 of the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including costs reasonably incurred in the defence of an action or proceeding and an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

(2)	The Corporation shall advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in Section 11(1). The individual shall repay the money if the individual does not fulfill the conditions of Section 11(3).

(3)	The Corporation shall not indemnify an individual under Section 11(1) unless the individual:

(i)	acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request; and

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4)	The Corporation shall, subject to the Act, with the approval of a court, indemnify an individual referred to in Section 11(1), or advance moneys under Section 11(2), in respect of an action by or on behalf of the Corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the Corporation or other entity as described in Section 11(1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in Section 11(3).

(5)	The Corporation may purchase and maintain insurance for the benefit of an individual referred to in Section 11(1) against any liability incurred by that individual to the extent permitted by the Act.

Section 12
OFFICERS

12.1	Appointment of Officers

Subject to the articles, the directors annually or as often as may be required may appoint from among themselves a Chair of the Board (either on a full-time or part-time basis) and may appoint a President, one or more Vice- Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer and one or more assistants to any of the officers so appointed. None of such officers except the Chair of the Board needs to be a director of the Corporation although a director may be appointed to any office of the Corporation. Two or more offices of the Corporation may be held by the same person. The directors may from time to time appoint such other officers, employees and agents as they shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the directors. The directors may from time to time and subject to the provisions of the Act, vary, add to or limit the duties and powers of any officer, employee or agent.

12.2	Removal of Officers and Vacation of Office

Subject to the articles, all officers, employees and agents shall be subject to removal by resolution of the directors at any time, with or without cause.

An officer of the Corporation ceases to hold office when such officer dies, resigns or is removed from office. A resignation of an officer becomes effective at the time a written resignation is sent to the Corporation, or at the time specified in the resignation, whichever is later.

12.3	Vacancies

If the office of Chair of the Board, President, Vice-President, Secretary, Treasurer, or any other office created by the directors pursuant to Section 12.1 hereof shall be or become vacant by reason of death, resignation, removal from office or in any other manner whatsoever, the directors may appoint an individual to fill such vacancy.

12.4	Chair of the Board

The Chair of the Board (if any) shall, if present, preside as chair at all meetings of the board and at all meetings of the shareholders of the Corporation. The Chair of the Board shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by resolution of the directors.

12.5	President

The President (if any) shall, unless otherwise determined by resolution of the board, be the chief executive officer of the Corporation and shall, subject to the direction of the board, exercise general supervision and control over the business and affairs of the Corporation. In the absence of the Chair of the Board (if any), and if the President is also a director of the Corporation, the President shall, when present, preside as chair at all meetings of directors and the shareholders of the Corporation. The President shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by resolution of the directors or as are incident to his or her office.

12.6	Vice-President

The Vice-President (if any) or, if more than one, the Vice-Presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President, provided, however, that a Vice-President who is not a director shall not preside as chair at any meeting of directors or shareholders. The Vice-President or, if more than one, the Vice-Presidents shall have such other powers and shall perform such other duties as may from time to time be assigned to him, her or them by resolution of the directors.

12.7	Secretary

Unless another officer has been appointed for that purpose, the Secretary (if any) shall give or cause to be given notices for all meetings of directors, any committee of directors and shareholders when directed to do so and shall, subject to the provisions of the Act, maintain the records referred to in section 140 of the Act. The Secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to the Secretary by resolution of the directors or as are incident to the office of the Secretary.

12.8	Treasurer

Subject to the provisions of any resolution of the directors, the Treasurer (if any) or such other officer who has been appointed for that purpose shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the directors may by resolution direct; provided that the Treasurer may from time to time arrange for the temporary deposit of moneys of the Corporation in banks, trust companies or other financial institutions within or outside Canada not so directed by the board for the purpose of facilitating transfer thereof to the credit of the Corporation in a bank, trust company or other financial institution so directed. Unless another officer has been appointed for that purpose, the Treasurer shall prepare and maintain adequate accounting records. The Treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to such person by resolution of the directors or as are incident to the office of the Treasurer. The Treasurer may be required to give such bond for the faithful performance of his or her duties as the directors in their sole discretion may require and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

12.9	Assistant Secretary and Assistant Treasurer

The Assistant Secretary (if any) or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer (if any) or, if more than one, the Assistant Treasurers in order of seniority, shall assist the Secretary and Treasurer, respectively, in the performance of his or her duties and shall be vested with all the powers and shall perform all the duties of the Secretary and Treasurer, respectively, in the absence or inability or refusal to act of the Secretary or Treasurer as the case may be. The Assistant Secretary or, if more than one, the Assistant Secretaries and the Assistant Treasurer or, if more than one, the Assistant Treasurers shall sign such contracts, documents or instruments in writing as require his, her or their signatures, respectively, and shall have such other powers and shall perform such other duties as may from time to time be assigned to him, her or them by resolution of the directors.

12.10	Managing Director

The Managing Director (if any) shall conform to all lawful orders given to him or her by the directors and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation.

12.11	Duties of Officers may be Delegated

In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the directors may deem sufficient, the directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

12.12	Agents and Attorneys

The Corporation shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to subdelegate) of management, administration or otherwise as may be thought fit.

Section 13
SHAREHOLDERS’ MEETINGS

13.1	Annual Meeting

Subject to the articles, the annual meeting of the shareholders of the Corporation shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of the Corporation is located.

13.2	Special Meetings

The directors of the Corporation may at any time call a special meeting of shareholders to be held at such place in or outside Ontario as the directors may determine.

13.3	Meeting on Requisition of Shareholders

The holders of not less than 5% of the issued shares of the Corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition. The requisition shall state the business to be transacted at the meeting and shall be sent to each director and to the registered office of the Corporation. Subject to subsection 105(3) of the Act, upon receipt of the requisition, the directors shall call a meeting of shareholders to transact the business stated in the requisition. If the directors are obligated to call a meeting and do not do so within 21 days after receiving the requisition call a meeting, any shareholder who signed the requisition may call the meeting.

13.4	Meetings held by Electronic Means and Electronic Voting

Subject to the articles, a meeting of the shareholders of the Corporation may be held by telephonic or electronic means (as defined in the Act) and a shareholder who, through those means, votes at the meeting or establishes a communications link to the meeting shall be deemed, for purposes of the Act and this by-law, to be present at the meeting.

13.5	Notice

A notice in writing of a meeting of shareholders, stating the day, hour and place of the meeting and if special business is to be transacted thereat, stating (i) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment on that business and (ii) the text of any special resolution or by-law to be submitted to the meeting, shall be sent to each shareholder entitled to vote at the meeting, who on the record date for notice is registered on the records of the Corporation or its transfer agent as a shareholder, to each director of the Corporation and to the auditor of the Corporation not less than 21 days so long as the Corporation remains an “offering corporation” (as defined in the Act), or in the case of a non-offering corporation not less than 10 days, but in either case not more than 50 days before the meeting.

13.6	Waiver of Notice

Notice of any meeting of shareholders or the time for the giving of any such notice or any irregularity in any meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation in writing or by facsimile or other form of recorded electronic transmission addressed to the Corporation or in any other manner and any such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a shareholder or any other person entitled to attend at a meeting of shareholders is a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

13.7	Omission of Notice

The accidental omission to give notice of any meeting of shareholders to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any such meeting.

13.8	Record Dates

Subject to subsection 95(4) of the Act, the directors may fix in advance a date as the record date for the determination of shareholders (i) entitled to receive payment of a dividend, (ii) entitled to participate in a liquidation or distribution or (iii) for any other purpose except the right to receive notice of or to vote at a meeting of shareholders, but such record date shall not precede by more than 50 days the particular action to be taken.

Subject to subsection 95(4) of the Act, the directors may also fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but such record date shall not precede by more than 60 days or by less than 30 days the date on which the meeting is to be held.

If no record date is fixed,

(a)	the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be,

(i)	at the close of business on the last business day preceding the day on which the notice is given, or

(ii)	if no notice is given, the day on which the meeting is held; and

(b)	the record date for the determination of shareholders for any purpose other than to establish a shareholder’s right to receive notice of a meeting or to vote shall be at the close of business on the day on which the directors pass the resolution relating to that purpose.

13.9	Chair of the Meeting

In the absence of the Chair of the Board (if any), the President (if any) and any Vice-President (who is a director), the shareholders present and entitled to vote shall elect a director of the Corporation as chair of the meeting and if no director is present or if all the directors present decline to take the chair then the shareholders present shall elect one of their number to be chair.

13.10	Votes

Votes at meetings of shareholders may be cast either personally or by proxy. Subject to the Act and Section 13.11, every question submitted to any meeting of shareholders shall be decided on a show of hands, except when a ballot is required by the chair of the meeting or is demanded by a shareholder or proxyholder entitled to vote at the meeting or is otherwise required by the Act. A shareholder or proxyholder may demand a ballot either before or after any vote by a show of hands. At every meeting at which shareholders are entitled to vote, each shareholder present on his or her own behalf and every proxyholder present shall have one vote. Upon any ballot at which shareholders are entitled to vote, each shareholder present on his or her own behalf or by proxy shall (subject to the provisions, if any, of the articles) have one vote for every share registered in the name of such shareholder. In the case of an equality of votes under this Section, the chair of the meeting shall not have a second or casting vote in addition to the vote or votes to which he or she may be entitled as a shareholder or proxyholder.

At any meeting of shareholders, unless a ballot is demanded, an entry in the minutes of a meeting of shareholders, following a vote on the applicable motion by a show of hands, to the effect that the chair of the meeting declared a motion to be carried is admissible in evidence as proof of the fact, in the absence of evidence to the contrary, without proof of the number or proportion of the votes recorded in favour of or against the motion, although the chair may direct that a record be kept of the number or proportion of votes in favour of or against the motion for any purpose the chair of the meeting considers appropriate.

If at any meeting a ballot is demanded on the election of a chair for the meeting or on the question of adjournment or termination, the ballot shall be taken forthwith without adjournment. If a ballot is demanded on any other question or as to the election of directors, the ballot shall be taken in such manner and either at once or later at the meeting or after adjournment as the chair of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

13.11	Right to Vote

Unless the articles otherwise provide, each share of the Corporation entitles the holder thereof to one vote at a meeting of shareholders.

Where a body corporate or a trust, association or other unincorporated organization is a shareholder of the Corporation, any individual authorized by a resolution of the directors of the body corporate or the directors, trustees or other governing body of the association, trust or unincorporated organization, to represent it at meetings of shareholders of the Corporation shall be recognized as the person entitled to vote at all such meetings of shareholders in respect of the shares held by such body corporate or by such trust, association or other unincorporated organization and the chair of the meeting may establish or adopt rules or procedures in relation to the recognition of a person to vote shares held by such body corporate or by such trust, association or other unincorporated organization.

Where a person holds shares as a personal representative, such person or his or her proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him or her, and the chair of the meeting may establish or adopt rules or procedures in relation to the recognition of such person to vote the shares in respect of which such person has been appointed as a personal representative.

Where a person mortgages, pledges or hypothecates his or her shares, such person or such person’s proxy is the person entitled to vote at all meetings of shareholders in respect of such shares so long as such person remains the registered owner of such shares unless, in the instrument creating the mortgage, pledge or hypothec, the person has expressly empowered the person holding the mortgage, pledge or hypothec to vote in respect of such shares, in which case, subject to the articles, such holder or such holder’s proxy is the person entitled to vote in respect of the shares and the chair of the meeting may establish or adopt rules or procedures in relation to the recognition of the person holding the mortgage, pledge or hypothec as the person entitled to vote in respect of the applicable shares.

Where two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons are present on their own behalf or by proxy, vote, they shall vote as one on the shares jointly held by them and the chair of the meeting may establish or adopt rules or procedures in that regard.

13.12	Proxies

Every shareholder, including a shareholder that is a body corporate or a trust, association or other unincorporated organization, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

An instrument appointing a proxyholder shall be in written or printed form or a format generated by telephonic or electronic means and shall be completed and executed, in writing or electronic signature, by the shareholder or by his or her duly authorized attorney and shall conform with the requirements of the Act and is valid only at the meeting in respect of which it is given or any adjournment of that meeting. So long as the Corporation remains an “offering corporation” (as defined in the Act), a proxy appointing a proxyholder to attend and act at a meeting or meetings of shareholders ceases to be valid one year from its date.

The directors may, by resolution, fix a time and specify in a notice calling a meeting of shareholders the time not exceeding 48 hours, excluding Saturdays and holidays, preceding the meeting of shareholders or an adjournment of the meeting of shareholders before which time proxies to be used at that meeting must be deposited with the Corporation or its agent.

The chair shall conduct the proceedings at the meeting and the chair’s decision in any matter or thing, including, without limitation, any question regarding the validity or invalidity of any instruments of proxy and any question as to the admission or rejection of a vote, shall be conclusive and binding upon the shareholders.

13.13	Adjournment

Subject to the Act or the articles, the chair of the meeting may, with the consent of the meeting and subject to such conditions as the meeting decides, adjourn the meeting of shareholders from time to time and from place to place. If the meeting of shareholders is adjourned by one or more adjournments for an aggregate of less than 30 days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned. If the meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than 90 days, section 111 of the Act does not apply.

Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

13.14	Quorum

At all meetings of shareholders, except where otherwise provided by statute or by the articles, or by these By-laws, the presence, in person, or by proxy duly authorized, of the holders of thirty three and one third percent (33 1/3 percent) in voting power of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting until adjournment, notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the time appointed for a meeting of shareholders, or within such reasonable time thereafter as the shareholders present may determine, the shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the articles or these By-laws, thirty three and one third percent (33 1/3 percent) in voting power of the outstanding shares of such class or classes or series, present in person, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the articles or these By-laws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, or represented by proxy at the meeting shall be the act of such class or classes or series.

13.15	Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

13.16	Resolution in Lieu of Meeting

A resolution in writing signed by all the shareholders or their attorney authorized in writing entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders, except where a written statement is submitted by a director under subsection 123(2) of the Act, or where representations in writing are submitted by an auditor under subsection 149(6) of the Act.

13.17	Advance Notice of Shareholder Nominations and Proposals

(a)	Nomination Requirements. Subject to the Act, Applicable Securities Laws and the articles of the Corporation, only those individuals named in the Director Nominations will be eligible for the election of directors to the board.

(b)	Timely Notice. A shareholder (the “Nominating Shareholder”) must give written notice of its Director Nominations, the contents of such notice are set out in Section 13.17(d) (such notice, a “Nomination Notice”), to the secretary of the Corporation even if such matter is already the subject of a notice to the shareholders or a Public Announcement. The Nomination Notice must be received by the Corporation:

(i)	in the case of an annual meeting (or an annual and special meeting), not less than 30 days nor more than 65 days before the date of such meeting (except that, if the meeting is to be held on a date that is less than 50 days after the Meeting Notice Date, notice by the Nominating Shareholder shall be made not less than the Close of Business on the 10th day after the Meeting Notice Date); and

(ii)	in the case of a special meeting (which is not an annual and special meeting) called for the purpose of electing directors (whether or not also called for the purpose of conducting other business) not later than the Close of Business on the 15th day after the Meeting Notice Date.

(c)	Delivery of Notice. Notwithstanding any other provision of this by-law, a Nominating Shareholder shall deliver the Nomination Notice to the Corporation’s registered office. A Nomination Notice shall be delivered by personal delivery, nationally recognized overnight courier (with all fees prepaid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid).

(d)	Shareholder Nominations. A Nomination Notice must include the following information respecting each of the Nominating Shareholder’s nominees:

(i)	each nominee’s name, age, business address and residential address;

(ii)	a statement indicating whether each nominee is a “resident Canadian” (as defined in the Act) and the regulations made under the Act;

(iii)	each nominee’s present principal occupation, business or employment;

(iv)	each nominee’s principal occupation, business or employment for the five years preceding the notice;

(v)	the number of securities of each class or series of shares of the Corporation (or any of its subsidiaries) beneficially owned, or controlled or directed, directly or indirectly, by each nominee, as of the record date for the meeting (provided that such date shall have then have been made publicly available and shall have occurred) and as of the date of such Nomination Notice;

(vi)	a description of any relationship, agreement, arrangement or understanding (including financial, compensation or indemnity related or otherwise) between the proposed nominee and the Nominating Shareholder, or any affiliates or associates of, or any person or entity acting jointly or in concert with, the proposed nominee or the Nominating Shareholder, in connection with the proposed nominee’s nomination and election as a director;

(vii)	such other information concerning each nominee as would be required to be disclosed in an information circular soliciting proxies for the election of each nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under the regulations under the Act, NI 51-102 or Form 51-102F5 Information Circular;

(viii)	the consent of each nominee to being named in the information circular to serve as a director if elected; and

(ix)	any such other information as the Corporation may reasonably require to determine the eligibility of each nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of each nominee.

(e)	Additional Nomination Notice Information. A Nomination Notice must include the following information respecting the Nominating Shareholder:

(i)	the name, business address and residential address of the Nominating Shareholder;

(ii)	the number of securities of each class and series of the Corporation (or any of its subsidiaries) beneficially owned, or controlled or directed, directly or indirectly, by the Nominating Shareholder or any other person with whom such Nominating Shareholder is acting jointly or in concert with respect to the Corporation or any of its securities, as of the record date for the meeting (provided that such date shall have been made publicly available and shall have occurred) and as of the date of the Nomination Notice;

(iii)	a description of any agreement, arrangement or understanding with respect to between or among the Nominating Shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing relating to the Nominating Shareholder’s Director Nominations;

(iv)	full particulars of any direct or indirect interest of the Nominating Shareholder in any contract or transaction (existing or proposed) with the Corporation or any affiliate thereof;

(v)	a description of any agreement, arrangement or understanding (including any derivative or short positions, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Nomination Notice by, or on behalf of, the Nominating Shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Nominating Shareholder or any of its affiliates or associates with respect to shares of the Corporation;

(vi)	any other information relating to the Nominating Shareholder that would be required to be made in a dissident’s information circular in connection with solicitations of proxies for election of directors under the Act or any Applicable Securities Laws;

(vii)	a representation that the Nominating Shareholder is a registered or beneficial shareholder of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the individual or individuals specified in the Nomination Notice; and

(viii)	a representation whether the Nominating Shareholder intends to deliver an information circular or form of proxy to holders of the Corporation’s outstanding shares or otherwise to solicit proxies from shareholders in support of its Director Nominations.

(f)	Effect of Non-Compliance. Notwithstanding anything in this by-law to the contrary: (i) no Director Nominations shall be made at any meeting except in accordance with the procedures set forth in this Section 13.17. The requirements of this Section 13.17 shall apply to any Director Nominations to be brought before a meeting by a shareholder whether such Director Nominations are to be included in the Corporation’s management information circular under the Act and NI 51-102 or presented to shareholders by means of an independently financed proxy solicitation. The requirements of this Section 13.17 are included to provide the Corporation notice of a shareholder’s intention to bring one or more Director Nominations before a meeting and shall in no event be construed as imposing upon any shareholder the requirement to seek approval from the Corporation as a condition precedent to make such Director Nominations before a meeting.

(g)	Waiver. The board may, in its sole discretion, waive any requirement in this Section 13.17.

Section 14
SHARES AND TRANSFERS

14.1	Issuance

Subject to the articles and to section 26 of the Act, shares in the Corporation may be issued at the times and to the persons and for the consideration that the directors determine; provided that a share shall not be issued until the consideration for the share is fully paid in money or in property or past service that is not less in value than the fair equivalent of the money that the Corporation would have received if the share had been issued for money.

14.2	Security Certificates

Security certificates (if any) shall (subject to compliance with section 56 of the Act) be in such form as the directors may from time to time by resolution approve and such certificates shall be signed manually, or the signature shall be printed or otherwise mechanically reproduced on the certificate, by at least one director or officer of the Corporation or by a registrar, transfer agent or branch transfer agent of the Corporation or an individual on their behalf, or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on a security certificate may be printed or otherwise mechanically reproduced thereon. If a security certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the security certificate, notwithstanding that the person has ceased to be a director or an officer of the Corporation, and the security certificate is as valid as if he or she were a director or an officer at the date of its issue.

14.3	Agent

For each class of securities and warrants issued by the Corporation, the directors may from time to time by resolution appoint or remove,

(a)	a trustee, transfer agent or other agent to keep the securities register and the register of transfer and one or more persons or agents to keep branch registers; and

(b)	a registrar, trustee or agent to maintain a record of issued certificates and warrants,

and, subject to section 48 of the Act, one person may be appointed for the purposes of both clauses (a) and (b) in respect of all securities and warrants of the Corporation or any class or classes thereof.

14.4	Dealings with Registered Holder

Subject to the Act, the STA and this by-law, the Corporation may treat the registered holder of a security as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of the security, and otherwise to exercise all the rights and powers of a holder of the security.

14.5	Defaced, Destroyed, Stolen or Lost Security Certificates

In the event of the defacement, destruction, theft or loss of a security certificate, the fact of such defacement, destruction, theft or loss shall be reported by the owner to the Corporation or to an agent of the Corporation (if any), on behalf of the Corporation, with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and with a request for the issuance of a new security certificate to replace the one so defaced (together with the surrender of the defaced security certificate), destroyed, stolen or lost. Upon the giving to the Corporation (or if there be an agent, hereinafter in this Section 14.5 referred to as the “Corporation’s agent”, then to the Corporation and the Corporation’s agent) of an indemnity bond (or other security approved by the directors) in such form as is approved by the directors or by any officer of the Corporation, indemnifying the Corporation (and the Corporation’s agent if any) against all loss, damage or expense, which the Corporation and/or the Corporation’s agent may suffer or be liable for by reason of the issuance of a new security certificate to such owner, and subject to the STA, a new security certificate shall be issued in replacement of the one defaced, destroyed, stolen or lost, and such issuance may be ordered and authorized by any officer of the Corporation or by the directors.

14.6	Enforcement of Lien for Indebtedness

Subject to subsection 40(2) of the Act and section 66 of the STA, if the articles of the Corporation provide that the Corporation has a lien on the shares registered in the name of a shareholder or the shareholder’s legal representative for a debt of that shareholder to the Corporation, such lien may be enforced by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares. No sale shall be made until such time as the debt ought to be paid and until a demand and notice in writing stating the amount due and demanding payment and giving notice of intention to sell on default shall have been served on the holder or such shareholder’s legal representative of the shares subject to the lien and default shall have been made in payment of such debt for seven days after service of such notice. Upon any such sale, the proceeds shall be applied, firstly, in payment of all costs of such sale, and, secondly, in satisfaction of such debt and the residue (if any) shall be paid to the shareholder or as such shareholder shall direct. Upon any such sale, the directors may enter or cause to be entered the purchaser’s name in the securities register of the Corporation as holder of the shares, and the purchaser shall not be bound to see to the regularity or validity of, or be affected by, any irregularity or invalidity in the proceedings, or be bound to see to the application of the purchase money, and after the purchaser’s name or the name of the purchaser’s legal representative has been entered in the securities register, the validity of the sale shall not be impeached by any person.

14.7	Electronic, Book-Based or Other Non-Certificated Registered Positions

For greater certainty, but subject to section 54 of the Act and the STA, a registered securityholder may have his or her holdings of securities of the Corporation evidenced by an electronic, book-based, direct registration service or other non-certificated entry or position on the register of securityholders to be kept by the Corporation in place of a physical security certificate pursuant to a registration system that may be adopted by the Corporation, in conjunction with its transfer agent (if any). This by-law shall be read such that a registered holder of securities of the Corporation pursuant to any such electronic, book-based, direct registration service or other non-certificated entry or position shall be entitled to all of the same benefits, rights, entitlements and shall incur the same duties and obligations as a registered holder of securities evidenced by a physical security certificate. The Corporation and its transfer agent (if any) may adopt such policies and procedures and require such documents and evidence as they may determine necessary or desirable in order to facilitate the adoption and maintenance of a security registration system by electronic, book- based, direct registration system or other non-certificated means.

Section 15
DIVIDENDS

15.1	Dividends

Subject to the articles, the directors may from time to time by resolution declare and the Corporation may pay dividends on its issued shares.

The directors shall not declare and the Corporation shall not pay a dividend if there are reasonable grounds for believing that:

(a)	the Corporation is, or would after the payment be, unable to pay its liabilities as they become due; or

(b)	the realizable value of the Corporation’s assets would thereby be less than the aggregate of its liabilities and its stated capital of all classes.

The Corporation may pay a dividend by issuing fully paid shares of the Corporation and, subject to section 38 of the Act, the Corporation may pay a dividend in money or property.

15.2	Joint Shareholders

In case several persons are registered as the joint holders of any securities of the Corporation, any one of such persons may give effectual receipts for all dividends and payments on account of dividends, principal, interest and/or redemption payments in respect of such securities.

15.3	Dividend Payments

A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at the recorded address of such registered holder, or, paid by electronic funds transfer to the bank account designated by the registered holder, unless such holder otherwise directs. In the case of joint holders, the cheque or payment shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and, if more than one address is recorded in the Corporation’s security register in respect of such joint holding, the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, or the electronic funds transfer as aforesaid, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold. In the event of non-receipt of any dividend cheque or payment by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque or payment for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as any officer or the directors may from time to time prescribe, whether generally or in any particular case.

Section 16
VOTING SECURITIES IN OTHER BODIES CORPORATE

All securities of or other interests in (i) any other body corporate or (ii) any trust, association or other unincorporated organization carrying voting rights and held from time to time by the Corporation may be voted at all meetings of shareholders, unitholders, bondholders, debenture holders or holders of such securities or other interests, as the case may be, of such other (i) body corporate or (ii) trust, association or other unincorporated organization, and in such manner and by such person or persons as the directors of the Corporation shall from time to time determine and authorize by resolution. Any officer of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and arrange for the issuance of voting certificates or other evidence of the right to vote in such names as such officer may determine, without the necessity of a resolution or other action by the directors.

Section 17
NOTICES, ETC.

17.1	Service

Any notice or document required by the Act, the articles, the by-laws or otherwise to be sent to any shareholder or director of the Corporation may be delivered personally to, or sent by pre-paid mail addressed to:

(a)	the shareholder at the shareholder’s latest address as shown in the records of the Corporation or its transfer agent; and

(b)	the director at the director’s latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current.

A notice or document sent by mail to a shareholder or director of the Corporation is deemed to be received by the addressee on the fifth day after mailing.

Notwithstanding the foregoing, a notice or document required or permitted to be sent under sections 262 and 263 of the Act may be sent by electronic means in accordance with the Electronic Commerce Act, 2000.

17.2	Failure to Locate Shareholder

If the Corporation sends a notice or document to a shareholder and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder’s new address.

17.3	Shares Registered in More than one Name

All notices or documents shall, with respect to any shares in the capital of the Corporation registered in more than one name, be sent to whichever of such persons is named first in the records of the Corporation and any notice or document so sent shall be sufficient notice of delivery of such document to all the holders of such shares.

17.4	Persons Becoming Entitled by Operation of Law

Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation shall be bound by every notice or document in respect of such shares which prior to his or her name and address being entered on the records of the Corporation in respect of such shares shall have been duly sent to the person or persons from whom such person derives his or her title to such shares.

17.5	Signatures upon Notices

The signature of any director or officer of the Corporation upon any notice need not be a manual signature.

17.6	Computation of Time

Where a given number of days’ notice or notice extending over any period is required to be given under any provisions of the articles or by-laws of the Corporation, the day the notice is sent shall, unless it is otherwise provided by applicable law, be counted in such number of days or other period.

17.7	Proof of Service

A certificate of any officer of the Corporation in office at the time of the making of the certificate or of an agent of the Corporation as to facts in relation to the mailing or delivery or sending of any notice or document to any shareholder, director, officer or auditor of the Corporation or any other person or publication of any notice or document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation or other person, as the case may be.

Section 18
CUSTODY OF SECURITIES

All securities (including warrants) owned by the Corporation may be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box or with such other depositaries or in such other manner as may be determined from time to time by any officer or director.

All securities (including warrants) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

Section 19
EXECUTION OF CONTRACTS, ETC.

Contracts, documents or instruments requiring the signature of the Corporation may be signed by any director or officer alone or any person or persons authorized by resolution of the directors and all contracts, documents or instruments so signed shall be binding upon the Corporation without any further authorization or formality. The directors are authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments generally or to sign specific contracts, documents or instruments.

The corporate seal (if any) of the Corporation may be affixed by any director or officer to contracts, documents or instruments signed by such director or officer as aforesaid or by an officer or officers, person or persons appointed as aforesaid by resolution of the directors.

The term “contracts, documents or instruments” as used in this by-law shall include notices, deeds, mortgages, hypothecs, charges, cheques, drafts, orders for the payment of money, notes, acceptances, bills of exchange, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings.

The signature or signatures of any director or officer or any other person or persons appointed as aforesaid by resolution of the directors may be printed, engraved, lithographed or otherwise mechanically or electronically reproduced upon all contracts, documents or instruments executed or issued by or on behalf of the Corporation and all contracts, documents or instruments on which the signature or signatures of any of the foregoing persons shall be so reproduced, shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments. The delivery of an executed copy of any and all by-laws, minutes of meetings, resolutions, consents, instruments or like documents required by the Act to be kept with the records of the Corporation in counterparts, by facsimile or by electronic transmission shall be deemed to be the equivalent of the delivery of an original executed copy thereof and the counterparts together shall constitute one and the same document.

Section 20
FISCAL PERIOD

The fiscal period of the Corporation shall terminate on such day in each year as the board may from time to time by resolution determine.

Section 21
REPEAL OF PREVIOUS BY-LAWS

The Corporation’s former By-Law No. 1 (the “Former By-Law No. 1”) is repealed as of the coming into force of this new By-Law No. 1 (the “New By-Law No. 1”). The repeal shall not affect the previous operation of the Former By- Law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, the repealed Former By-Law before its repeal.

This By-Law No. 1 was made by the directors of the Corporation on [●], 2023 and confirmed by the shareholders of the Corporation on [●], 2023.

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